EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE

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

                    Six Month Period Ended June 30,
                             1999 and 1998


(Dollars in Thousands)
                                               1999          1998

Primary
  Net Income                                 $          2,523       $           2,389
    Shares
      Weighted average number of
        common shares outstanding                   2,883,826               2,933,534
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,883,826               2,933,534

      Primary earnings per common
      share                                  $            .87    $           .81


Assuming full dilution
  Net Income                                 $          2,523       $           2,389
    Shares
      Weighted average number of
        common shares outstanding                   2,883,826               2,933,534
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,883,826               2,933,534

      Earnings per common share
        assuming full dilution               $            .87    $           .81



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